                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                Interface, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                Interface, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                (Interface Logo)

                                INTERFACE, INC.

                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2001
                         ------------------------------

     The annual meeting of shareholders of Interface, Inc. (the "Company") will be held on Tuesday, May 22, 2001, at 3:00 p.m., at the Company's office located at 2859 Paces Ferry Road, Atlanta, Georgia, for the purpose of considering and voting upon:

                                                              RECOMMENDED
                            ITEM                                 VOTE
------------------------------------------------------------  -----------
1.  The election of eleven members of the Board of                FOR
    Directors, five directors to be elected by the holders
    of the Company's Class A Common Stock and six directors
    to be elected by the holders of the Company's Class B
    Common Stock.
2.  A proposal to approve an amendment to the Interface,          FOR
    Inc. Omnibus Stock Incentive Plan, to increase by
    2,000,000 the number of shares of Common Stock
    authorized for issuance under such Plan.
3.  Such other matters as may properly come before the
    meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 19, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please date, sign and return the enclosed Proxy at your earliest convenience. Returning your Proxy in a timely manner will assure your representation at the annual meeting. You may, of course, change or withdraw your Proxy at any time prior to the voting at the meeting.

     Also enclosed is a copy of the Company's 2000 Annual Report to Shareholders.

                                          By order of the Board of Directors

                                          /s/ RAYMOND S. WILLOCH
                                          RAYMOND S. WILLOCH
                                          Secretary

April 16, 2001

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                INTERFACE, INC.

                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339
                         ------------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for Class A Common Stock and Class B Common Stock by the Board of Directors of Interface, Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held on May 22, 2001, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 19, 2001.

     The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 19, 2001. On that date, the Company had outstanding and entitled to vote 43,482,624 shares of Class A Common Stock and 7,185,701 shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company's Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.

     Each Proxy for Class A Common Stock ("Class A Proxy") or Class B Common Stock ("Class B Proxy") that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted (i) for the election of the nominees (Class A or Class B, as the case may be) listed herein under the caption "Nomination and Election of Directors" and (ii) for the proposal to amend the Interface, Inc. Omnibus Stock Incentive Plan. A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote (to establish a quorum). Abstentions are the equivalent of a non-vote since directors are elected by a plurality of the votes cast and the stock plan proposal would be approved if the affirmative votes cast exceed the negative votes cast. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone, fax or e-mail. The Company also has retained Georgeson & Company, Inc., a proxy solicitation firm, to assist in soliciting Proxies from beneficial owners of shares of the Company's Common Stock. The fee for such assistance will be $7,000 (plus expenses).

     The closing price of the Company's Class A Common Stock as reported on the Nasdaq National Market on March 30, 2001 was $6.875 per share. There is no public market for the Class B Common Stock (but Class B shares are convertible on a share-for-share basis into Class A shares).

                      NOMINATION AND ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time. The Board of Directors has set the number of directors at 11. The holders of Class B Common Stock are entitled to elect a majority (six) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (five) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

     In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than five nominees or Class B Proxy be voted for more than six nominees. Management of the Company has no reason to believe that any nominee will not serve if elected.

     Certain information relating to each nominee proposed by the Board, including his or her principal occupation during the past five years, is set forth below.

                                CLASS A NOMINEES

            NAME (AGE)                          INFORMATION

Dianne Dillon-Ridgley (49)...  Ms. Dillon-Ridgley was elected to the Board in
                               February 1997. Since 1997, Ms. Dillon-Ridgley has served as the U.N. Headquarters representative for the World YWCA (Geneva, Switzerland). From 1994 to 1997, Ms. Dillon-Ridgley served as president of Zero Population Growth, the nation's largest grassroots organization concerned with the impacts of rapid population growth on the environment. From 1995 to 1998, she served as senior policy analyst with the Women's Environment and Development Organization, and from 1998 to 1999 she served as Executive Director of that organization. In 1994, she was appointed by President Clinton to the now-dissolved President's Council on Sustainable Development where she served as Co-Chair of the Council's International and
                               Population/Consumption Task Forces.

Dr. June M. Henton (61)......  Dr. Henton was elected as a director in February
                               1995. Since 1985, Dr. Henton has served as Dean of the College of Human Sciences at Auburn University, which includes a program in interior environments. Dr. Henton, who received her Ph.D. from the University of Minnesota, is an accomplished author and lecturer on child and family issues. She has provided leadership for a wide variety of professional, policy and civic organizations. As a charter member of the Operating Board of the National Textile Center, Dr. Henton has significant expertise in the integration of academic and research programs within the textile industry.

            NAME (AGE)                                      INFORMATION

Christopher G. Kennedy (37)..  Mr. Kennedy was elected as a director in May
                               2000. He became an Executive Vice President of Merchandise Mart Properties, Inc. in Chicago, Illinois in 1994 and President in October 2000. Mr. Kennedy also serves on the Board of Directors of Merchandise Mart Properties. Since January 2000, he has served on the Board of Cantilever Technologies. Since 1994, he has served on the Board of Trustees of Ariel Mutual Funds. From 1997 to 1999, Mr. Kennedy served as the Chairman of the Chicago Convention and Tourism Bureau. Mr. Kennedy also serves on the Boards of several nonprofit organizations.

James B. Miller, Jr. (60)....  Mr. Miller was elected as a director in May 2000.
                               Since 1979, Mr. Miller has served as Chairman, President and Chief Executive Officer of Fidelity National Corporation, the holding company for Fidelity National Bank. Since February 1998, he has served as Chairman, since 1976 he has served as director, and from 1977 to 1997 he served as Chief Executive Officer and President, of Fidelity National Bank. Mr. Miller also has served as Chairman of Fidelity National Capital Investors, Inc., a subsidiary of Fidelity National Corporation, since 1992. Mr. Miller also serves on the Boards of numerous nonprofit organizations.

Thomas R. Oliver (60)........  Mr. Oliver was elected as a director in July
                               1998. He has served as Chairman and Chief
                               Executive Officer of Bass Hotels and Resorts, the hotel business of Bass PLC, since March 1997. Mr. Oliver also serves on the Executive Committee and the Board of Directors of Bass PLC. From June 1996 until March 1997, Mr. Oliver served as Chief Executive Officer of AudioFax, Inc., an Atlanta-based telecommunications company. From June 1993 to June 1996, he served as CEO of VoiceCom Systems, Inc., a leading supplier of large scale messaging systems, also in Atlanta.

                                CLASS B NOMINEES

            NAME (AGE)                                      INFORMATION

RAY C. ANDERSON (66).........  Mr. Anderson has served as Chairman and Chief
                               Executive Officer of the Company since its founding in 1973. Mr. Anderson was appointed by President Clinton to the President's Council on Sustainable Development in 1996 and served as Co-Chair until the Council's dissolution in June 1999. He also serves on the Boards of numerous nonprofit organizations.

Carl I. Gable (61)...........  Mr. Gable, a director since March 1984, is a private investor. He was an attorney with the Atlanta-based law firm of Troutman Sanders LLP, from March 1996 until April 1998. From September 1992 until March 1996, he was an attorney with the now-dissolved Atlanta law firm of Booth, Owens & Jospin (formerly Booth, Wade & Campbell). Mr. Gable has served as a director of Fidelity National Corporation since July 2000. He also serves on the Boards of numerous nonprofit organizations.

            NAME (AGE)                                      INFORMATION

DANIEL T. HENDRIX (46).......  Mr. Hendrix joined the Company in 1983 after having worked previously for a national
                               accounting firm. He became Treasurer of the Company in 1984, Chief Financial Officer in 1985, Vice President-Finance in 1986, Senior Vice President-Finance in 1995 and Executive Vice President in October 2000. He was elected to the Board in October 1996. The Company has announced that Mr. Hendrix will become President and Chief Executive Officer effective July 1, 2001.

J. Smith Lanier, II (73).....  Mr. Lanier has been a director since 1973. He is
                               Chairman of the Board of J. Smith Lanier & Co., a general insurance agency based in West Point, Georgia. Mr. Lanier also serves as a director of a number of other private companies and also serves on the Boards of numerous nonprofit organizations.

Leonard G. Saulter (74)......  Mr. Saulter has been a director since July 1987.
                               He served as a Senior Vice President of the Company from October 1987 until June 1991. He served as President of Guilford of Maine, Inc. (now Interface Fabrics Group, Inc.) until January 1990, and as Interface Fabrics Group's Chairman from January 1990 until his retirement in June 1991. In October 1993, Mr. Saulter resumed the position of President of Interface Fabrics Group on an interim basis, serving until March 1994.

Clarinus C. Th. van Andel (71) Mr. van Andel, who has been a director since
                               October 1988, was a partner in the law firm of Schut & Grosheide, based in Amsterdam, until his retirement in January 1996. He served as Chairman of the supervisory board of Interface Europe B.V. (formerly Interface Heuga B.V. and Heuga Holding, B.V.), the Company's modular carpet subsidiary based in the Netherlands, from 1984 until 1996, when the supervisory board was dissolved.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Under the Company's Bylaws, election of each of the five Class A nominees requires a plurality of the votes cast by the Company's outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the six Class B nominees requires a plurality of the votes cast by the Company's outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 2000. All of the incumbent directors attended at least 75% of the meetings of the Board and of each committee of the Board on which they served that were held during the periods that they served.

     The Board of Directors has an Executive Committee currently composed of Ray
C. Anderson, Carl I. Gable and J. Smith Lanier, II. The Executive Committee met three times during 2000. With certain limited exceptions, the Executive Committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company.

     The Board of Directors also has a Compensation Committee currently composed of June M. Henton, Christopher G. Kennedy and Thomas R. Oliver. The Compensation Committee met two times during 2000. The function of the Compensation Committee is to (i) evaluate the performance of the Company's senior executives, (ii) determine compensation arrangements for such executives, (iii) administer the Company's stock and other incentive plans for key employees, and (iv) review the administration of the Company's employee benefit plans.

     The Board of Directors also has an Audit Committee currently composed of Mr. Gable, James B. Miller, Jr. and Leonard G. Saulter. The Audit Committee met three times during 2000. The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are "independent," as required by applicable listing standards of Nasdaq. The Audit Committee operates pursuant to a revised Audit Committee Charter that was adopted by the Board on October 24, 2000, a copy of which is attached to this Proxy Statement as Appendix A. The function of the Audit Committee is to (i) serve as an independent and objective party to review the Company's financial statements, financial reporting process and internal control system, (ii) review and evaluate the performance of the Company's independent auditors and internal financial management, and (iii) provide an open avenue of communication among the Company's independent auditors, management, including internal financial management, and the Board.

     The Board of Directors also has a Nominating Committee, composed of Mr. Anderson, Mr. Gable and Dr. Henton. The Nominating Committee did not meet in 2000. The function of the Nominating Committee is to review the qualifications of potential new candidates and nominate candidates to fill vacancies on the Board. The Nominating Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for shareholder proposals set forth in Article II, Section 9 of the Company's Bylaws.

             PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

     The following table sets forth, as of February 1, 2001 (unless otherwise indicated), beneficial ownership of each class of the Company's Common Stock by:
(i) each person, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each nominee for director, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers, and (iv) all executive officers and directors of the Company as a group.

                                                            AMOUNT AND                   PERCENT OF
               BENEFICIAL OWNER                   TITLE     NATURE OF        PERCENT       CLASS A
             (AND BUSINESS ADDRESS                 OF       BENEFICIAL          OF          AFTER
                 OF 5% OWNERS)                    CLASS    OWNERSHIP(1)      CLASS(1)   CONVERSION(2)
-----------------------------------------------  -------   ------------      --------   -------------
Ray C. Anderson................................  Class A       31,079(3)          *          7.5%
  2859 Paces Ferry Road, Suite 2000              Class B    3,515,686(3)       48.3%
  Atlanta, Georgia 30339
Ariel Capital Management, Inc. ................  Class A    8,616,530(4)(5)    19.8%
  307 N. Michigan Avenue
  Chicago, Illinois 60601
Dimensional Fund Advisors, Inc. ...............  Class A    2,972,700(4)(6)     6.8%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
ICM Asset Management, Inc. and.................  Class A    4,740,273(4)(7)    10.9%
  James M. Simmons
  601 W. Main Avenue, Suite 917
  Spokane, Washington 99201
Michael D. Bertolucci..........................  Class A        2,790             *            *
                                                 Class B      172,971(8)        2.3%

                                                            AMOUNT AND                   PERCENT OF
               BENEFICIAL OWNER                   TITLE     NATURE OF        PERCENT       CLASS A
             (AND BUSINESS ADDRESS                 OF       BENEFICIAL          OF          AFTER
                 OF 5% OWNERS)                    CLASS    OWNERSHIP(1)      CLASS(1)   CONVERSION(2)
-----------------------------------------------  -------   ------------      --------   -------------
Brian L. DeMoura...............................  Class B      264,639(9)        3.6%           *
Dianne Dillon-Ridgley..........................  Class B       24,000(10)         *            *
Carl I. Gable..................................  Class A          140(11)         *            *
                                                 Class B       83,244(11)       1.1%
Daniel T. Hendrix..............................  Class A       50,079(12)         *            *
                                                 Class B      321,850(12)       4.4%
June M. Henton.................................  Class B       39,000(13)         *            *
Christopher G. Kennedy(14).....................  Class A       25,235             *
J. Smith Lanier, II............................  Class A       21,000(15)         *            *
                                                 Class B      339,648(15)       4.7%
James B. Miller, Jr. ..........................  Class A        1,000             *
Thomas R. Oliver...............................  Class A       70,000             *            *
                                                 Class B       18,000(16)         *
Leonard G. Saulter.............................  Class A        6,000(17)         *            *
                                                 Class B       42,000(17)         *
Clarinus C.Th. van Andel.......................  Class B      104,000(18)       1.4%           *
John R. Wells..................................  Class A       23,556(19)         *            *
                                                 Class B      284,423(19)       3.9%
All executive officers and directors...........  Class A      270,633(20)         *         11.6%
  as a group (16 persons)                        Class B    5,414,815(20)      67.9%

------------------------------
  *  Less than 1%.

 (1) Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.

 (2) Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares beneficially owned by such person or group into Class A shares.

 (3) Includes 9,200 Class A shares held by Mr. Anderson's wife, although Mr. Anderson disclaims beneficial ownership of such shares. Includes 21,879 Class A shares that Mr. Anderson beneficially owns through the Company's Savings and Investment Plan. All Savings and Investment Plan information included in the above table is as of December 31, 2000. Includes 34,000 Class B shares that may be acquired by Mr. Anderson pursuant to exercisable stock options.

 (4) Based upon information included in statements as of December 31, 2000 provided to the Company by such beneficial owners.

 (5) All such shares are held by Ariel Capital Management, Inc. ("Ariel") for the accounts of clients. Ariel disclaims beneficial ownership of all such shares. Ariel, in its capacity as investment adviser, has sole voting power with respect to 8,197,730 of such shares and sole investment power with respect to all such shares. (John W. Rogers, Jr., Chairman, President and Chief Executive Officer and a principal shareholder of Ariel, may be deemed to beneficially own all such shares, but he disclaims such beneficial ownership.)

 (6) All such shares are held by Dimensional Fund Advisors, Inc. ("Dimensional") as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Dimensional, in its capacity as investment adviser, has sole voting and dispositive power with respect to all such shares.

 (7) All such shares are held by ICM Asset Management, Inc. ("ICM") as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and James M. Simmons, President of ICM. ICM, in its capacity as investment adviser, and Mr. Simmons have shared voting power with respect to 2,908,123 of such shares and shared dispositive power with respect to all such shares.

 (8) Includes 74,512 restricted Class B shares, and 73,302 Class B shares that may be acquired by Mr. Bertolucci pursuant to exercisable stock options. (See "Compensation Committee Report on Executive Compensation -- Stock Options and Restricted Stock" below for a discussion of the restrictions on restricted stock.)

 (9) Includes 141,178 restricted Class B shares, and 123,461 Class B shares that may be acquired by Mr. DeMoura pursuant to exercisable stock options.

(10) All such shares may be acquired by Ms. Dillon-Ridgley pursuant to exercisable stock options.

(11) All such Class A shares are held by Mr. Gable as custodian for his son. Includes 42,000 Class B shares that may be acquired by Mr. Gable pursuant to exercisable stock options.

(12) Includes 2,819 Class A shares beneficially owned by Mr. Hendrix pursuant to the Company's Savings and Investment Plan. Includes 289,996 restricted Class B shares, and 31,854 Class B shares that may be acquired by Mr. Hendrix pursuant to exercisable stock options.

(13) Includes 37,000 shares that may be acquired by Dr. Henton pursuant to exercisable stock options.

(14) Mr. Kennedy serves on the Board of Trustees of Ariel Mutual Funds, for which Ariel Capital Management, Inc. serves as investment advisor and performs services which include buying and selling securities on behalf of the Ariel Mutual Funds. Mr. Kennedy disclaims beneficial ownership of all shares held by Ariel Capital Management, Inc. as investment advisor for Ariel Mutual Funds.

(15) Includes 400 Class A shares and 157,004 Class B shares held by Mr. Lanier's wife, and 42,000 Class B shares that may be acquired by Mr. Lanier pursuant to exercisable stock options. Mr. Lanier disclaims beneficial ownership of the shares owned by his wife.

(16) All such shares may be acquired by Mr. Oliver pursuant to exercisable stock options.

(17) All such Class A shares are held by Mr. Saulter's wife, and Mr. Saulter disclaims beneficial ownership of such shares. All such Class B shares may be acquired by Mr. Saulter pursuant to exercisable stock options.

(18) Includes 44,000 shares that may be acquired by Mr. van Andel pursuant to exercisable stock options.

(19) Includes 3,556 Class A shares beneficially owned by Mr. Wells pursuant to the Company's Savings and Investment Plan. Includes 151,666 restricted Class B shares, and 124,757 Class B shares that may be acquired by Mr. Wells pursuant to exercisable stock options.

(20) Includes 29,008 Class A shares that are beneficially owned by certain executive officers pursuant to the Company's Savings and Investment Plan. Includes 756,017 restricted Class B shares, and 720,596 Class B shares that may be acquired by all executive officers and directors as a group pursuant to exercisable stock options.

                    EXECUTIVE COMPENSATION AND RELATED ITEMS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain information for each of the last three fiscal years of the Company concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company, based on salary and bonus earned in fiscal 2000 (referred to herein as the "named executive officers"). For each of the last three fiscal years of the Company, the total amount of perquisites, personal benefits and other annual compensation paid to each named executive officer did not exceed the lesser of $50,000 or 10% of such officer's total annual salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                        COMPENSATION
                     ANNUAL COMPENSATION                                   AWARDS
                                                                                                 ALL
                                                                   RESTRICTED   SECURITIES      OTHER
                                                                     STOCK      UNDERLYING     COMPEN-
                                             SALARY     BONUS        AWARDS      OPTIONS       SATION
    NAME AND PRINCIPAL POSITION       YEAR     ($)       ($)         ($)(1)        (#)         ($)(2)
Ray C. Anderson                       2000   571,736   297,303          -0-       80,000       195,927
  Chairman, President and             1999   560,213   336,000          -0-       10,000       203,978
  Chief Executive Officer             1998   541,667   521,270          -0-          -0-       175,000
Daniel T. Hendrix                     2000   331,875   273,796      101,888      185,000        83,732
  Executive Vice President and        1999   300,000   180,000      452,067       17,535        84,628
  Chief Financial Officer             1998   286,000   382,008(3)   428,794          -0-(4)     74,032
John R. Wells                         2000   334,166   281,535      119,660       45,000         9,589
  Senior Vice President               1999   279,169   178,202      259,240       66,090         7,951
  (Division President)                1998   260,833   275,031      228,517          -0-(4)      2,000
Brian L. DeMoura                      2000   270,241   269,082      119,660       45,000         7,827
  Senior Vice President               1999   255,000   217,145      219,970       22,850         7,748
  (Division President)                1998   252,212   228,996      228,517          -0-(4)      1,035
Michael D. Bertolucci                 2000   259,167   213,812      105,668       45,000         7,801
  Senior Vice President               1999   248,333   111,749       96,687       16,115         4,040
  (Subsidiary President)              1998   218,461   160,461      107,415          -0-(4)      3,510

(1) Represents the dollar value of restricted stock awarded to the named executive officer (calculated by multiplying the number of shares awarded by the closing price of the Company's Class A Common Stock as reported by the Nasdaq National Market on the date of grant). As of December 31, 2000, 625,176 shares of restricted stock were held by various executive officers of the Company and its subsidiaries, with an aggregate value of $5.43 million (based on the closing price of the Company's Class A Common Stock as reported on the Nasdaq National Market on December 29, 2000). Awards of restricted stock vest in increments of one-third, with the first two one-thirds vesting upon no earlier than the second and fourth anniversaries, respectively, of the grant date and only if the price of the Company's Class A Common Stock has appreciated 15% per annum, compounded annually, as of such anniversary. The final one-third vests upon the ninth anniversary of the grant date. All such restricted shares vest on the ninth anniversary of the grant date if not vested previously under the stock price performance criteria.

(2) Includes the Company's matching contribution under the Company's Savings and Investment Plan and/or its Nonqualified Savings Plan. Also includes, in the case of Messrs. Anderson and Hendrix, the dollar value of the annual premiums paid by the Company under certain life insurance policies pursuant to split-dollar insurance agreements with such officers.

(3) Includes an extraordinary bonus in the amount of $100,000.

(4) Stock options awarded to the named executive officer in January 1998 were canceled in exchange for the issuance of restricted Class B Common Stock in July 2000 at the ratio of three shares of restricted stock per four stock options canceled. Thus, retroactively adjusting the January 1998 awards to reflect a two-for-one stock split on June 15, 1998, 9,900 options awarded to Mr. Hendrix, 15,824 options awarded to Mr. Wells, 15,824 options awarded to Mr. DeMoura and 9,920 options awarded to Mr. Bertolucci were canceled in July 2000, and 7,425, 11,868, 11,868 and 7,440 shares of restricted stock, respectively, were awarded in lieu thereof in July 2000.

COMPENSATION PURSUANT TO SALARY CONTINUATION PLAN

     The Company maintains a nonqualified salary continuation plan (the "Salary Continuation Plan") which is designed to induce selected officers of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Company's other benefit programs. The Salary Continuation Plan entitles participants to (i) retirement benefits upon retirement at age 65 (or early retirement at age 55) after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives and in no event for less than 10 years under the death benefit feature; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the participant for a period of up to 10 years. Benefits are determined according to one of three formulas contained in the Salary Continuation Plan. The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefit formula applicable to each. The Company's obligations under the Salary Continuation Plan are currently unfunded (although the Company uses insurance instruments to hedge its exposure thereunder); however, the Company is required to contribute the present value of its obligations thereunder to an irrevocable grantor trust in the event of a "Change in Control" (as such term is defined in the Salary Continuation Plan) of the Company.

STOCK OPTION GRANTS

     The following table sets forth information with respect to options granted to the named executive officers during fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE VALUE
                            NUMBER OF     PERCENT OF                                     AT ASSUMED ANNUAL RATES
                            SECURITIES   TOTAL OPTIONS                                       OF STOCK PRICE
                            UNDERLYING    GRANTED TO        EXERCISE                          APPRECIATION
                             OPTIONS     EMPLOYEES IN        PRICE        EXPIRATION       FOR OPTION TERM(2)
           NAME             GRANTED(1)       2000        (PER SHARE)(1)      DATE          5%             10%
  Ray C. Anderson.........    80,000          4.9%          $4.8125        01/04/10     $242,124      $  613,591
  Daniel T. Hendrix.......    45,000          2.7            4.8125        01/04/10      136,195         345,145
                             140,000          8.5             7.125        10/25/10      627,322       1,589,758
  John R. Wells...........    45,000          2.7            4.8125        01/04/10      136,195         345,145
  Brian L. DeMoura........    45,000          2.7            4.8125        01/04/10      136,195         345,145
  Michael D. Bertolucci...    45,000          2.7            4.8125        01/04/10      136,195         345,145

(1) All options were granted at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. These options vest ratably over a period of five years.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth, for each of the named executive officers,
(i) the number of shares of Common Stock received upon exercise of options, (ii) the aggregate dollar value received upon exercise, (iii) the number of options held at fiscal year-end, and (iv) the value of such options at fiscal year-end.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                       SHARES               NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                      ACQUIRED                OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS
                                         ON       VALUE         YEAR-END (#)        AT FISCAL YEAR-END ($)(1)
                                      EXERCISE   REALIZED       EXERCISABLE/              EXERCISABLE/
                NAME                    (#)        ($)          UNEXERCISABLE             UNEXERCISABLE
Ray C. Anderson.....................       --         --         18,000/88,000            56,875/345,500
Daniel T. Hendrix...................       --         --        15,387/206,948               -0-/393,125
John R. Wells.......................       --         --       104,209/110,533           158,750/316,375
Brian L. DeMoura....................       --         --        103,561/75,941            95,000/174,375
Michael D. Bertolucci...............   32,000    112,000         48,615/82,820            20,000/200,875

(1) Aggregate market value of the shares issuable upon exercise of the options (based on December 29, 2000 closing price for Class A Common Stock of $8.6875 per share), less the aggregate exercise price payable by the named executive officer.

EMPLOYMENT AGREEMENTS

     In April 1997, the Company entered into employment agreements with each of the named executive officers and certain other executive officers of the Company, appointing them to their current respective positions. The agreements are substantially similar, except for such differences as are noted below. Mr. Hendrix's agreement has an initial term of five years and thereafter a rolling two-year term, such that the remaining term is always two years. Each of Messrs. Anderson's, Bertolucci's, DeMoura's and Wells' agreements is for a rolling two-year term such that the remaining term is always two years. The Company may terminate any of such agreements upon two years' notice. Mr. Hendrix is entitled under his agreement to receive an extraordinary annual bonus of up to $100,000 in each of the initial five years of the employment agreement if certain financial performance targets are achieved. These financial performance targets were not achieved in 2000.

     In the event that the Company terminates an officer's employment without just cause, the officer will be entitled to continue to receive his salary and bonus, and participate in certain employee benefit plans, for the remainder of the term of the agreement. The officer also will immediately vest in all unvested employee stock options, and a percentage of theretofore unvested restricted stock awards (as specified in the applicable restricted stock agreement). The employment agreements also contain provisions placing restrictions on the officer's ability to compete with the Company following the termination of the agreement.

CHANGE IN CONTROL AGREEMENTS

     In April 1997, each of the named executive officers and certain other executive officers of the Company entered into substantially similar "change in control agreements" with the Company. The agreements provide for certain benefits in the event of a termination of employment under certain circumstances in connection with a "Change in Control" (as defined in the agreements) of the Company. In general, each agreement provides benefits to the officer upon an "Involuntary Termination" (essentially, termination without cause) or a "Voluntary Termination" (essentially, resignation in the face of coercive tactics) occurring within 24 months after or six months prior to the date of a change in control. Upon any such termination, the officer will be entitled to receive the following benefits: (i) the officer's then-current salary, for the balance of the term, paid in a lump sum discounted to present value; (ii) bonus payments for the balance of the term, paid in a lump sum discounted to present value and based upon the bonuses received during the two years prior to the termination, as well as a prorated bonus for the year in which employment is terminated; (iii) continuation of health and life insurance coverage for the balance of the term; and (iv) continuation of eligibility to participate in Company retirement plans for the balance of the term, or the provision of comparable benefits. In addition, the officer will immediately vest in all unvested employee stock options and restricted stock awards in the event of a Change in Control. Benefits paid under the change in control agreements will be reduced by the compensation and benefits, if any, paid to an officer pursuant to his employment agreement with the Company. If the payment of any such benefits would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the officer is entitled to receive a "gross-up" payment to cover the amount of the excise taxes and any related taxes on the gross-up payment.

     Mr. Hendrix's agreement has an initial term of five years and thereafter a rolling two-year term, such that the remaining term is always two years. Each of Messrs. Anderson's, Bertolucci's, DeMoura's, and Wells' agreements is for a rolling two-year term such that the remaining term is always two years. The Company generally may terminate any of such agreements upon two years' notice.

COMPENSATION OF DIRECTORS

     The Company has a policy pursuant to which non-employee directors ("outside directors") are paid an annual director's fee of $25,000, plus $1,000 for each Board or Board committee meeting attended.

     The Company has agreed to pay Leonard G. Saulter, who previously served as an executive officer of the Company, a retirement benefit of $15,000 per year beginning in 1999 and for the remainder of his life. The Company made the required payment during 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2000, the Company paid premiums to J. Smith Lanier & Co., an insurance agency, of approximately $3,672,000 in connection with insurance policies purchased on behalf of the Company. J. Smith Lanier, II has a substantial ownership interest in this insurance agency. Management of the Company believes that the insurance brokerage transactions were effected on terms at least as favorable to the Company as could have been obtained from other sources or unrelated parties in view of the nature of the transactions and the services rendered.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation awards and achievement criteria for the Company's senior management are recommended annually by the Company's Chief Executive Officer, and reviewed and approved by the Compensation Committee of the Board of Directors. The current members of the Compensation Committee are June M. Henton, Christopher G. Kennedy and Thomas R. Oliver (Chair), all of whom are outside directors.

     The Company's compensation program is designed to enable the Company to attract, motivate and retain outstanding senior management. The program consists of three principal components: (i) competitive base salaries, (ii) annual, variable cash bonuses based on the achievement of established financial and, for certain executives, nonfinancial objectives, and (iii) long-term stock option and restricted stock incentives. Under the program, a substantial portion of an executive's compensation is directly linked to the Company's financial performance and the interests of shareholders. The Committee strives to administer the program to present total compensation packages for senior executives of the Company that are commensurate with the responsibilities undertaken by the executives, and that are competitive with packages offered by comparable companies.

     The Company periodically engages a nationally recognized consulting firm to assist it in developing appropriate compensation packages for senior executives. Information concerning compensation offered by other employers in the industry, as well as other publicly traded companies similar in size and growth rate to the Company, is considered as one of several factors in developing such compensation packages. The Committee generally targets the median for base salaries and third quartile for total cash compensation (base salary and bonus) provided objectives are substantially achieved. Certain of the companies considered from time to time are included in the companies comprising the "self-determined peer group" index used in the performance graph below.

     Base Salary. Base salary compensation is based on a variety of factors, including the executive's level of responsibility, time with the Company, geographical cost-of-living considerations and individual contribution and performance, as well as internal equalization policies of the Company, comparison to executive pay outside of the Company, and general economic conditions. (Evaluation of certain of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered.) In fiscal 2000, five of the senior executives, including the Chief Executive Officer, received raises in base salary averaging 5.3% on an annualized basis. These raises were deemed appropriate because four of the senior executives had gone without a raise for almost two years, and one of the four was promoted to Executive Vice President of the Company. In addition, the fifth executive, who had received a raise a year earlier, received a smaller raise than the other senior executives.

     Bonuses. The Company's incentive compensation program is tied to Company, business unit (subsidiary) and individual performance. Each executive officer of the Company (including the Chief Executive Officer) is assigned a range of bonus potential (expressed as a percentage of base salary), and a personalized set of financial and, in some cases, nonfinancial objectives for the year. Evaluation of nonfinancial objectives is, inherently, somewhat subjective, and equal weight is assigned to each of these objectives. For fiscal 2000, 65% to 100% of each executive officer's bonus potential was based on measurable financial performance. Typical relative weights assigned to financial objectives are indicated below. The amount of bonus earned is determined by the degree to which the financial and nonfinancial objectives have been achieved.

     For the senior executives of the Company who are directly accountable for the profitability of subsidiaries or business groups, financial objectives for 2000 were at least 90% of the bonus opportunity and focused on: (i) operating income for operations managed, (ii) VBM (value-based management/cash flows) for operations managed, (iii) reduction of off-quality and waste (under the Company's QUEST program initiated in January 1995) for operations managed, and
(iv) earnings per share. Typical relative weights assigned to these financial objectives were 45%, 20%, 15% and 10%, respectively. Nonfinancial objectives for such senior executives are tailored to their respective markets and geographic regions, but consistently focus on sales and competitive strategies, strategic acquisitions, investments and alliances, synergistic cooperation with affiliated companies, technological advancements, quality control measures and employee relations.

     Mr. Anderson's financial objectives for 2000 (100% weight) were based on:
(i) operating income, (ii) VBM, (iii) reduction of off-quality and waste for operations, and (iv) earnings per share. Relative weights assigned to such financial objectives were 50%, 20%, 15% and 15%, respectively. On an aggregate basis (giving effect to relative weights), Mr. Anderson achieved 52% of target levels for his bonus objectives in 2000.

     Stock Options and Restricted Stock. The Company also utilizes grants of stock options and restricted stock awards to its executives to strengthen the mutuality of interests between the Company's senior management and shareholders. Awards in recent years have been based on a long-term incentive stock program developed with the assistance of a nationally recognized consulting firm and adopted in January 1997.

     Stock options and restricted stock awards help to retain and motivate executives. Options granted under the Company's stock option plans have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant. Thus, the options only have value if the market price of the Company's stock rises. Moreover, options granted under such plans typically vest incrementally over a five-year period, compelling an executive to remain with the Company for a significant time period before being able to fully recognize the value of the options. The five-year vesting schedule also serves to focus executives on the long-term objectives of the Company.

     Similarly, restricted stock awards increase in value as the market price of the Company's stock rises. Such awards also vest over a period of multiple years; the executive generally must remain employed with the Company for a period of nine years from the date of grant to completely vest in an award. The Committee believes stability of quality management and a proper focus on long-term Company objectives provide for enduring shareholder value. Each of the named executive officers holds stock options and/or restricted stock.

Information concerning awards of stock options and restricted stock to the named executive officers in 2000 is shown in the "Summary Compensation Table" and the "Option Grants in Last Fiscal Year" table above.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1,000,000 in any taxable year that is paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is not subject to the limit on deductibility imposed by Section 162(m). In particular, executive compensation under the Company's executive bonus plan qualifies for deductibility under
Section 162(m).

     The foregoing policies and programs are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

                                          THE COMPENSATION COMMITTEE

                                          June M. Henton
                                          Christopher G. Kennedy
                                          Thomas R. Oliver (Chair)

PERFORMANCE GRAPH

     The following graph compares, for the five-year period ended December 31, 2000, the Company's total return to shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) all U.S. companies listed on The Nasdaq Stock Market, and (ii) a self-determined peer group comprised primarily of companies in the commercial interiors industry.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS ($)

                                                                               NASDAQ STOCK MARKET        SELF-DETERMINED PEER
                                                     INTERFACE, INC.            (U.S. COMPANIES)                  GROUP
                                                     ---------------           -------------------        --------------------
12/31/95                                                  100.0                       100.0                       100.0
12/29/96                                                  115.2                       123.2                       119.0
12/28/97                                                  174.2                       145.0                       153.3
01/03/99                                                  113.3                       212.5                       179.1
01/02/00                                                   71.9                       394.8                       133.5
12/31/00                                                  112.8                       237.4                       123.7

---------------

Notes:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.

B. The indices are reweighted daily, using the market capitalization on the previous trading day.

C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.   The index level for all series was set to $100.0 on 12/31/95.

E.   The Company's fiscal year ends on the Sunday nearest December 31.

F.   The following companies are included in the self-determined peer group:
     Actuant Corporation (formerly known as Applied Power, Inc.); Armstrong World Industries, Inc.; BE Aerospace, Inc.; Burlington Industries, Inc.; Dixie Group, Inc.; Hon Industries, Inc.; Herman Miller, Inc.; Kimball International, Inc.; Mohawk Industries, Inc.; Shaw Industries, Inc.; and USG Corp.

                     RESOLUTION CONCERNING AMENDMENT TO THE
                  INTERFACE, INC. OMNIBUS STOCK INCENTIVE PLAN
                                    (ITEM 2)

PURPOSE OF THE AMENDMENT

     On February 27, 2001, the Board of Directors voted to amend the Interface, Inc. Omnibus Stock Incentive Plan (the "Stock Incentive Plan" or the "Plan"), subject to shareholder approval, to increase the number of shares of Common Stock reserved for issuance under the Plan by 2,000,000 shares. The Plan was previously adopted by the Board and approved by the shareholders in 1997. The Board is proposing amending the Stock Incentive Plan because, as of March 1, 2001, only approximately 86,800 shares remain available for incentive awards under the Plan. (The number of shares available includes shares subject to stock options granted under the Company's former stock option plans that have been forfeited or terminated or that have otherwise expired unexercised.)

     The purpose of the amendment to the Stock Incentive Plan is to continue, by making more shares available for such use, the original purpose of the Plan, which is to attract and retain key employees and directors of the Company and its subsidiaries by providing such persons with stock-based incentives and rewards for performance. The Stock Incentive Plan is also designed to promote the loyalty and retention of senior management and strengthen the mutuality of interests between senior management and the Company's shareholders. Thus, the Company believes that it is important to maintain the Plan as an element of the Company's compensation program. The Company engaged a nationally recognized consulting firm to assist it in establishing the number of shares by which the total shares reserved for issuance under the Plan are proposed to be increased. The material features of the Stock Incentive Plan are described below. A copy of the Plan will be furnished to any shareholder upon written request made to the Secretary of the Company.

     As of March 1, 2001, options for approximately 3,900,000 shares and restricted stock awards for approximately 850,000 shares of Common Stock were outstanding under the Stock Incentive Plan and the Company's former stock option plans.

GENERAL

     The Stock Incentive Plan provides for the grant to key employees and directors of the Company and its subsidiaries of restricted stock, incentive stock options (which qualify for certain favorable tax treatment, as described below), nonqualified stock options, stock appreciation rights, deferred shares, performance shares and performance units. Amended as proposed, the aggregate number of shares of Common Stock (which may be either Class A or Class B Common Stock) covered by the Stock Incentive Plan is 5,600,000 (adjusted to reflect a two-for-one stock split in June 1998), plus any shares subject to stock options granted under the Company's former stock option plans that are forfeited, terminated or otherwise expire unexercised.

ELIGIBILITY AND LIMITATIONS; NEW PLAN BENEFITS

     The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company or one of its subsidiaries (approximately 7,750 persons), outside directors and consultants or independent contractors performing bona fide services for the Company or one of its subsidiaries, are eligible for consideration as participants under the Plan, although only employees are eligible to receive grants of incentive stock options. The Compensation Committee has authority to determine the participants to whom awards will be granted, the form and amount of the awards (including whether the grant is for Class A or Class B Common Stock), the dates of grant, vesting period, option prices (in the case of awards of options), performance objectives (in the case of restricted shares, deferred shares, performance shares or performance units) and other terms of each award.

     No participant may receive awards or options representing more than 500,000 shares of Common Stock or 1,000,000 performance units (as described below) during any calendar year under the Stock Incentive Plan. The Plan may be amended from time to time by the Board of Directors or the Executive Committee of the

Board, but no such amendment may increase the maximum number of shares issuable under the Stock Incentive Plan without the further approval of the shareholders of the Company.

     Future awards under the Plan will be made in the discretion of the Compensation Committee, and, subject to the above limitations, the number of options and awards that may be granted in the future to eligible participants is not currently determinable.

DESCRIPTION OF AWARDS

     Restricted Shares. Awards of restricted stock under the Stock Incentive Plan may be made either without consideration from the participant or, in the Compensation Committee's discretion, in consideration of a payment by the participant that is less than the fair market value of the award on the date of grant. Awards of restricted stock generally will not be transferable by the participant other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of awards to family members or for estate planning purposes.

     Stock Options. Options granted under the Stock Incentive Plan may be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options or a combination of the foregoing, although only employees are eligible to receive incentive stock options. All options under the Plan will be granted at an exercise price per share equal to not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted. Options granted under the Plan will not be exercisable later than 10 years after the date of grant, and generally will terminate on the date three months following the date that a participant's employment with the Company terminates.

     The Company receives no consideration upon the granting of an option. Full payment of the option exercise price must be made when an option is exercised. The exercise price may be paid in cash or in such other form as the Company may approve, including shares of Common Stock valued at their fair market value on the date of option exercise. The proceeds received by the Company from the exercise of options under the Stock Incentive Plan are used for general corporate purposes. Options generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of options to family members or for estate planning purposes.

     There are no federal income tax consequences to the optionee or the Company upon the granting of options under the Stock Incentive Plan. The federal tax consequences upon exercise vary depending on whether the option is an incentive stock option or a nonqualified stock option.

     At the time an optionee exercises an incentive stock option, the optionee generally does not recognize any income, nor is the Company entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of the shares if the disposition occurs at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding requirements. The net federal income tax effect to the holder of an incentive stock option is to defer, until the acquired stock is sold, taxation of any increase in the stock's value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gains rates rather than at ordinary income rates.

     If the above holding requirements are not met, then upon the sale of incentive stock option shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price. Any increase in the value of the option shares subsequent to exercise is long or short-term capital gain to the optionee depending upon the optionee's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the actual sales price exceeded the option exercise price. In either case, the Company is entitled to a compensation expense deduction to the extent of ordinary income recognized by the optionee.

     When an optionee exercises a nonqualified stock option, the optionee recognizes, at the time of exercise, ordinary income in an amount equal to the excess of the fair market value of the shares received upon exercise over the aggregate exercise price paid for those shares, and the Company generally may deduct as an expense the amount of income so recognized by the optionee. Any gain upon a subsequent sale of the shares will be capital gain and will be long-term or short-term depending upon the holding period of the shares before the sale. For capital gains purposes, the holding period begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the shares on the date of exercise.

     Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise will be treated as the exercise of a nonqualified stock option. In addition, for purposes of the federal "alternative minimum tax," the exercise of an incentive stock option will be treated essentially the same as the exercise of a nonqualified stock option.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") under the Stock Incentive Plan may be granted either in tandem with nonqualified stock options or as freestanding SARs. Tandem SARs may be exercised only in connection with the exercise of the related option. Freestanding SARs may be exercised no later than ten years after the date of grant. Each grant of a freestanding SAR will specify a base price per share, which shall be equal to or greater than the fair market value of a share of Class A Common Stock on the grant date.

     Upon exercise of an SAR, the Company will pay the participant a specified percentage (not to exceed 100%) of the amount by which the fair market value of a share of Class A Common Stock on the date of exercise exceeds the base price per share (in the case of freestanding SARs) or the exercise price of the related option (in the case of tandem SARs). The amount payable upon exercise of the SAR may be paid in cash, shares of Common Stock or any combination thereof, in the Compensation Committee's discretion. SARs generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of SARs to family members or for estate planning purposes.

     Deferred Shares, Performance Shares and Performance Units. The Compensation Committee may also authorize grants to participants of deferred shares, performance shares and performance units. Deferred shares are granted subject to a deferral period, during which time the participant has no rights of ownership in the deferred shares. Performance shares and performance units become payable to the participant upon the achievement of specified performance objectives (as described below). A performance share is the equivalent of a share of Common Stock, and a performance unit is the equivalent of $1. The Stock Incentive Plan provides for the Compensation Committee to establish "performance objectives" for purposes of performance shares and performance units. When so determined by the Compensation Committee, awards of deferred stock and restricted stock may also specify performance objectives.

     Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department or function within the Company in which the participant is employed. Any performance objectives applicable to awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code will be limited to specified levels of, or increases in, the Company's or a subsidiary's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, sales growth, waste reduction, or increase in the fair market value of the Company's Common Stock, or any combination thereof. Except in the case of such an award intended to qualify under Section 162(m) of the Internal Revenue Code, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may modify such performance objectives or any related minimum acceptable level of achievement, in whole or in part, as it deems appropriate and equitable.

     The Compensation Committee has not granted any deferred stock, performance shares or performance units under the Stock Incentive Plan.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

     Under the Company's Bylaws, the proposal to amend the Stock Incentive Plan is approved if the affirmative votes cast by the Company's outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq National Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 2000 all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with except that Ray C. Anderson, Chairman, President and Chief Executive Officer filed a late Form 4 with respect to a purchase of shares by his spouse (of which he disclaims beneficial ownership); Michael D. Bertolucci, Senior Vice President, filed a late Form 4 with respect to an exercise of options; and Christopher G. Kennedy, Director, filed a late Form 4 with respect to a purchase of shares.

                INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

     BDO Seidman, LLP served as the independent auditors for the Company during fiscal 2000. Management of the Company anticipates that BDO Seidman, LLP will be the independent auditors for the current fiscal year, but the Board of Directors has not yet considered the selection of public accountants for the current year. Representatives of BDO Seidman, LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed the Company by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal 2000 included in Exhibit 13 to the Company's annual report on Form 10-K for the year ended December 31, 2000, and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the quarters ended April 2, 2000, July 2, 2000 and October 1, 2000, were $1,048,600.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     BDO Seidman, LLP provided no financial information systems design and implementation services to the Company and thus did not bill the Company for such services.

ALL OTHER FEES

     The aggregate fees billed the Company by BDO Seidman, LLP for all other services were $233,032, including $164,139 for audits of immaterial subsidiaries, $35,475 for audits of employee benefit plans, $30,618 for tax consulting services and $2,800 for other accounting fees.

                             AUDIT COMMITTEE REPORT

     The Audit Committee operates pursuant to a revised Audit Committee Charter that was adopted by the Board on October 24, 2000, a copy of which is attached to this Proxy Statement as Appendix A. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent accountants, BDO Seidman, LLP, are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

     In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and BDO Seidman, LLP. In addition, the Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committee," as currently in effect. In addition, the Audit Committee has received the written disclosures from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence. The Audit Committee has also considered whether the provision of those services discussed above under the caption "All Other Fees" by BDO Seidman, LLP is compatible with maintaining BDO Seidman, LLP's independence.

     The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are "independent," as required by applicable listing standards of Nasdaq. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and BDO Seidman, LLP. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has followed appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are "independent."

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's annual report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Carl I. Gable (Chair)
                                          James B. Miller, Jr.
                                          Leonard G. Saulter

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 2002 annual meeting must be received by the Company no later than December 20, 2001, in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy for that meeting. In addition, in accordance with Article II, Section 9, of the Bylaws of the Company, proposals of shareholders intended to be presented at the Company's 2002 annual meeting must be presented to the Board of Directors by no later than 90 days prior to that meeting, with such deadline for presentation of proposals estimated to be February 20, 2002.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By order of the Board of Directors

                                          /s/ RAYMOND S. WILLOCH
                                          Raymond S. Willoch
                                          Secretary

April 16, 2001

                                   APPENDIX A
                                INTERFACE, INC.

                            AUDIT COMMITTEE CHARTER
                            (REV. OCTOBER 24, 2000)

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by:

     - Serving as an independent and objective party to review the Company's financial statements, financial reporting process and internal control system.

     - Reviewing and evaluating the performance of the Company's outside auditors and internal financial management.

     - Providing an open avenue of communication among the Company's outside auditors, management, including internal financial management, and the Board.

     The Audit Committee will further carry out its purpose by engaging in the activities enumerated in Section IV of this Charter.

II. MEMBERSHIP REQUIREMENTS

     Members of the Audit Committee shall meet the following qualifications, or such other qualifications as may be imposed from time to time by the Board, by law or by the listing requirements of any stock exchange or automated quotation system upon which a security of the Company may be traded or quoted.

     (A) Independence

          The Audit Committee shall be comprised of three or more directors as determined by the Board. Except as provided below, all members of the Audit Committee shall be free of any relationship to the Company that may interfere with the exercise of their independence from management and the Company.

          In addition to the general requirement of independence described above, the following restrictions shall apply to the members of the Audit
     Committee:

             (1) Employees. A director who is an employee (including a non-employee executive officer) of the Company or any of its affiliates may not serve on the Audit Committee until three years after the termination of such employment.

             (2) Business Relationship. A director (a) who is a partner, controlling stockholder, or executive officer of an organization that has a business relationship with the Company, or (b) who has a direct business relationship with the Company may serve on the Audit Committee only if the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board will consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

             A "business relationship" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board determination if three years have elapsed since the termination of, as applicable, either (x) the relationship between the organization with which the director is affiliated and the Company, (y) the relationship between the director and his or her partnership status, stockholder interest or executive officer position or (z) the direct business relationship between the director and the Company.

             (3) Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

             (4) Immediate Family. A director who is a spouse, parent, child, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law or who shares the home of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years have elapsed after the termination of such employment relationship.

             Notwithstanding the preceding limitations, one director who is no longer an employee or who is an immediate family member of a former executive officer of the Company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the Audit Committee if the Board determines in its business judgment that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders. This exception shall not apply to persons disqualified for any other reason described above.

     (B) Financial Literacy

          Each member of the Audit Committee shall be financially literate, or must become financially literate within a reasonable period of time after appointment to the Audit Committee; and at least one member of the Audit Committee must have accounting or related financial management expertise.

     (C) Election, Removal and Replacement

          The members of the Audit Committee shall be elected by the Board. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair.

          In the event a director becomes disqualified from membership on the Audit Committee, such director shall be removed by the Board as soon as practicable from service on the Audit Committee. In the event the removal, resignation, retirement, death or other termination of a director from service on the Audit Committee results in the Audit Committee comprising less than three members, the Board shall elect a new qualified director to the Audit Committee as soon as practicable. If such election to the Audit Committee requires the election by the shareholders of the Company or the directors of a new director to the Board, the Company and the Board may consult with any stock exchange or automated quotation system upon which a security of the Company may be traded or quoted.

III. MEETINGS AND GOVERNANCE

     The Audit Committee shall meet at least annually in connection with the Company's annual audit, or more frequently as circumstances dictate. In addition, the Audit Committee or its Chair shall meet to review the Company's quarterly or other interim financial statements, when such prior review is requested by management or the outside auditors. Such meetings may be held in or out of the presence of the Company's management, outside auditors or both, as appropriate. Other governance matters not addressed herein shall be governed by the Company's articles of incorporation and bylaws.

IV. DUTIES, RESPONSIBILITIES AND ACTIVITIES

     To fulfill its purpose, the Audit Committee has the following duties and responsibilities and shall engage in the following activities:

     (A) Review of Charter and Financial Statements and Reports

          The Audit Committee shall review, in conjunction with the Company's internal financial management and outside auditors, as appropriate, the Company's annual financial statements and any certifica-tion, report, opinion or review rendered by the outside auditors. Such review shall include candid discussions of whether the outside auditors are satisfied with the disclosure and content of the financial statements. Such reviews shall occur prior to dissemination of the financial statements to a third party or the public. In addition, the Audit Committee shall review this Charter on an annual basis, or more frequently as circumstances dictate. The Audit Committee shall have the authority, in its discretion, as circumstances dictate and as deemed necessary or advisable from time to time (including when requested by management or the outside auditors), to review, and consult with internal financial management and outside auditors regarding, any material internal or external financial reports and other material financial information, including the Company's quarterly or other interim financial statements.

     (B) Relationship with Outside Auditors

          The Audit Committee's and the Board's relationship with the Company's outside auditors shall be governed by the following principles:

        - The Company's outside auditor are ultimately accountable to the Audit Committee and the Board.

        - The Audit Committee and the Board are ultimately responsible for selecting, evaluating and, where appropriate, replacing the Company's outside auditors.

        - The Audit Committee is responsible for ensuring receipt from the outside auditors of a formal written statement delineating all relationships between the outside auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity an independence of the outside auditors. The Audit Committee is further responsible for taking, or recommending that the Board take, appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

     (C) Relationship with Company and Internal Financial Management

          The Audit Committee's and the Board's relationship with the Company's management, including its internal financial management, shall be governed by the following principles:

        - The Audit Committee is responsible for reviewing with management and the outside auditors the adequacy and effectiveness of the internal accounting an financial controls of the Company.

        - The Audit Committee is responsible for reviewing with management and the outside auditors the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

        - The Audit Committee is responsible for considering and approving, if appropriate major changes to the Company's financial and accounting controls and auditing and accounting principles and practices, including the audit scope and procedures, as recommended by the outside auditors or management.

     (D) Audit Committee Report

          The Audit Committee shall prepare an Audit Committee Report annually in connection with the Company's annual audit. The Report shall address such matters as deemed appropriate by the Audit Committee, but shall state whether the Audit Committee:

        - Reviewed and discussed the Company's audited financial statements with management.

        - Discussed with the outside auditors such qualitative matters concerning the Company's accounting principles as applied in its financial reporting as are appropriate.

        - Received from the outside auditors a formal written statement delineating all relationships between the outside auditors and the Company.

        - Based on its discussions with management and the outside auditors, recommends to the Board that the Company's audited financial statements be included in the Company's public filings or other publicly available reports.

        The names of the members of the Audit Committee shall appear at the end of the Report.

(E) Other Activities

          The Audit Committee may perform such other activities, from time to time, as the Board deems appropriate. Such activities may be assigned to the Audit Committee because of the independence of its members or for any other reason the Board deems appropriate.

V. LIMITATION

     While the Audit Committee is responsible for the duties set forth in this Charter, it is not responsible for either the preparation of the Company's financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls, and the outside auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the Company's financial statements by the Audit Committee is not of the same quality as the audit performed by the outside auditors. In carrying out its responsibilities under this Charter, the Audit Committee will rely on discussions with management and the Company's outside auditors.

                                (Interface Logo)

                              CLASS A COMMON STOCK
                                INTERFACE, INC.

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                       2001 ANNUAL MEETING OF SHAREHOLDERS


The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 22, 2001, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE " FOR" PROPOSALS 1 AND 2, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE

[X]      PLEASE MARK VOTES
         AS IN THIS EXAMPLE


                                     THE BOARD OF DIRECTORS FAVORS
                                     THE LISTED NOMINEES

CLASS A COMMON STOCK
INTERFACE, INC.
                                     1.  Election of Directors                      For All        Withhold        For All
                                                                                    Nominees                       Nominees Except
                                     DIANNE DILLON-RIDGLEY;
                                     JUNE M. HENTON;
                                     CHRISTOPHER G. KENNEDY;
                                     JAMES B. MILLER, JR.; AND
                                     THOMAS R. OLIVER.

                                     (INSTRUCTION: To withhold authority to           [ ]             [ ]              [ ]
                                     vote for any individual nominee, mark the
                                     "For All Except" box and strike through the
                                     name(s) of the nominees. Your shares will
                                     be voted for the remaining nominee(s).)

RECORD DATE                          THE BOARD OF DIRECTORS FAVORS                    For          Against           Abstain
SHARES:                              A VOTE "FOR" PROPOSAL 2.

                                     2.  Proposal to approve amendment to the         [ ]             [ ]              [ ]
                                     Interface, Inc. Omnibus Stock Incentive
                                     Plan to increase by 2,000,000 the number of
                                     shares of Common Stock authorized for
                                     issuance under such Plan.

                                     3.  In accordance with their best judgment,
                                     with respect to any other matters that may properly come before the meeting.

Please be sure to sign and          Please sign and date this Proxy exactly as name appears.
date this Proxy.
Date:_____________________

                                    NOTE:  When signing as an attorney, trustee, administrator or guardian, please your title as such. In the case of joint tenants, each joint owner must sign.


-----------------------------------------------
Shareholder sign here        Co-owner sign here

                              CLASS B COMMON STOCK
                                 INTERFACE, INC.

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                       2001 ANNUAL MEETING OF SHAREHOLDERS


The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 22, 2001, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSALS 1 AND 2, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE

[X]      PLEASE MARK VOTES
         AS IN THIS EXAMPLE


                                     THE BOARD OF DIRECTORS FAVORS
                                     THE LISTED NOMINEES
CLASS B COMMON STOCK
INTERFACE, INC.
                                     1.  Election of Directors                   For All        Withhold        For All
                                                                                 Nominees                       Nominees Except
                                     RAY C. ANDERSON;
                                     CARL I. GABLE;
                                     DANIEL T. HENDRIX;
                                     J. SMITH LANIER, II;
                                     LEONARD G. SAULTER; AND
                                     CLARINUS C. TH. VAN ANDEL.

                                     (INSTRUCTION: To withhold authority to        [ ]             [ ]              [ ]
                                     vote for any individual nominee, mark the
                                     "For All Except" box and strike through the
                                     name(s) of the nominees. Your shares will
                                     be voted for the remaining nominee(s).)

RECORD DATE                          THE BOARD OF DIRECTORS FAVORS                 For          Against           Abstain
SHARES:                              A VOTE "FOR" PROPOSAL 2.

                                     2.  Proposal to approve amendment to the      [ ]             [ ]              [ ]
                                     Interface, Inc. Omnibus Stock Incentive
                                     Plan to increase by 2,000,000 the number of
                                     shares of Common Stock authorized for
                                     issuance under such Plan.

                                     3.  In accordance with their best judgment,
                                     with respect to any other matters that may properly come before the meeting.

Please be sure to sign and          Please sign and date this Proxy exactly as name appears.
date this Proxy.
Date:_____________________

                                    NOTE:  When signing as an attorney, trustee, administrator or guardian, please your title as such. In the case of joint tenants, each joint owner must sign.



-----------------------------------------------
Shareholder sign here        Co-owner sign here